NXP Semiconductors Reports First Quarter 2024 Results

EINDHOVEN, The Netherlands, April 29, 2024 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the first quarter, which ended March 31, 2024. “NXP delivered quarterly revenue of $3.13 billion, in-line with the midpoint of guidance with all our focus end-markets performing as expected. Our first-quarter results, guidance for the second quarter, and our early views into the second half of the year underpin a cautious optimism that NXP is successfully navigating through this industry-wide cyclical downturn. We continue to manage what is in our control enabling NXP to drive solid profitability and earnings in a challenging demand environment,” said Kurt Sievers, NXP President and Chief Executive Officer.

Key Highlights for the First Quarter 2024:
•Revenue was $3.13 billion, up 0.2 percent year-on-year;
•GAAP gross margin was 57.0 percent, GAAP operating margin was 27.4 percent and GAAP diluted Net Income per Share was $2.47;
•Non-GAAP gross margin was 58.2 percent, non-GAAP operating margin was 34.5 percent, and non-GAAP diluted Net Income per Share was $3.24;
•Cash flow from operations was $851 million, with net capex investments of $224 million, resulting in non-GAAP free cash flow of $627 million;
•During the first quarter of 2024, NXP continued to execute its capital return policy with the payment of $261 million in cash dividends, and the repurchase of $303 million of its common shares. The total capital return of $564 million in the quarter represented 90 percent of first quarter non-GAAP free cash flow. On a trailing twelve month basis, capital return to shareholders represented $2.39 billion or 82 percent of non-GAAP free cash flow. The interim dividend for the first quarter 2024 was paid in cash on April 10, 2024 to shareholders of record as of March 21, 2024. Subsequent to the end of the first quarter, between April 1, 2024 and April 26, 2024, NXP executed via a 10b5-1 program additional share repurchases totaling $97 million;
•On March 1, 2024, NXP fully retired at maturity the $1 billion aggregate principal amount of outstanding 4.875% Senior Unsecured Notes due 2024;
•On January 9, 2024, NXP announced the extension of its automotive radar one-chip family. The new SAF86xx integrates a high-performance radar transceiver, a multi-core radar processor and a hardware engine for state-of-the-art secure data communication over Automotive Ethernet;
•On January 11, 2024, NXP announced it has signed a memorandum of understanding with Honeywell to help optimize the way commercial buildings sense and securely control energy consumption. The collaboration aims to help make buildings operate more intelligently by integrating NXP Semiconductors’ neural network-enabled, industrial-grade applications processors into Honeywell’s building management systems (BMS);
•On March 19, 2024, NXP published its 2023 Corporate Sustainability Report (CSR), reinforcing its commitment toward transparency and sustainable business practices. Detailing NXP’s overall Environmental, Social and Governance (ESG) strategy and guiding principles, the report highlights the company’s year-on-year progress in reaching its mid-term and long-term ESG goals; and
•On March 28, 2024, NXP announced the S32 CoreRide platform, the industry-first platform to combine processing, vehicle networking and system power management with integrated software to address the complexity, scalability, cost-efficiency and development efforts required for next-generation Software Defined Vehicles ("SDV"). Coincident with the CoreRide announcement, NXP introduced the S32N family of vehicle super-integration processors offering best-in-class real-time performance that enables S32 CoreRide central compute solutions, empowering OEMs with efficient and flexible processing choices. The 5nm S32N family greatly simplifies complex vehicle architecture development and cuts costs for automakers and tier-1 suppliers.

Summary of Reported First Quarter 2024 ($ millions, unaudited) (1)

	Q1 2024	Q4 2023	Q1 2023	Q - Q	Y - Y
Total Revenue	$3,126	$3,422	$3,121	-9%	—%
GAAP Gross Profit	$1,783	$1,937	$1,770	-8%	1%
Gross Profit Adjustments (i)	$(35)	$(73)	$(46)
Non-GAAP Gross Profit	$1,818	$2,010	$1,816	-10%	—%
GAAP Gross Margin	57.0%	56.6%	56.7%
Non-GAAP Gross Margin	58.2%	58.7%	58.2%
GAAP Operating Income (Loss)	$856	$907	$825	-6%	4%
Operating Income Adjustments (i)	$(224)	$(312)	$(260)
Non-GAAP Operating Income	$1,080	$1,219	$1,085	-11%	—%
GAAP Operating Margin	27.4%	26.5%	26.4%
Non-GAAP Operating Margin	34.5%	35.6%	34.8%
GAAP Net Income (Loss) attributable to Stockholders	$639	$697	$615
Net Income Adjustments (i)	$(201)	$(269)	$(219)
Non-GAAP Net Income (Loss) Attributable to Stockholders	$840	$966	$834
GAAP diluted Net Income (Loss) per Share (ii)	$2.47	$2.68	$2.35
Non-GAAP diluted Net Income (Loss) per Share (ii)	$3.24	$3.71	$3.19

Additional information
	Q1 2024	Q4 2023	Q1 2023	Q - Q	Y - Y
Automotive	$1,804	$1,899	$1,828	-5%	-1%
Industrial & IoT	$574	$662	$504	-13%	14%
Mobile	$349	$406	$260	-14%	34%
Comm. Infra. & Other	$399	$455	$529	-12%	-25%
DIO	144	132	135
DPO	65	72	68
DSO	26	24	31
Cash Conversion Cycle	105	84	98
Channel Inventory (months)	1.6	1.5	1.6
Gross Financial Leverage (iii)	1.9x	2.1x	2.0x
Net Financial Leverage (iv)	1.3x	1.3x	1.3x
1.Additional Information for the First Quarter 2024:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Refer to Table 1 below for the weighted average number of diluted shares for the presented periods.
iii.Gross financial leverage is defined as gross debt divided by trailing twelve months adjusted EBITDA.
iv.Net financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.

Guidance for the Second Quarter 2024: ($ millions, except Per Share data) (1)

	Guidance Range
	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,025	$3,125	$3,225		$3,025	$3,125	$3,225
Q-Q	-3%	0%	3%		-3%	0%	3%
Y-Y	-8%	-5%	-2%		-8%	-5%	-2%
Gross Profit	$1,715	$1,788	$1,863	$(40)	$1,755	$1,828	$1,903
Gross Margin	56.7%	57.2%	57.8%		58.0%	58.5%	59.0%
Operating Income (loss)	$821	$884	$949	$(179)	$1,000	$1,063	$1,128
Operating Margin	27.1%	28.3%	29.4%		33.1%	34.0%	35.0%
Financial Income (expense)	$(69)	$(69)	$(69)	$(6)	$(63)	$(63)	$(63)
Tax rate	17.2%-18.2%				16.3%-17.3%
NCI & Other	$(9)	$(9)	$(9)	$(4)	$(5)	$(5)	$(5)
Shares - diluted	258.5	258.5	258.5		258.5	258.5	258.5
Earnings Per Share - diluted	$2.36	$2.56	$2.77		$3.00	$3.20	$3.41

Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(12) million; Share-based Compensation, $(15) million; Other Incidentals, $(13) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(42) million; Share-based Compensation, $(115) million; Restructuring and Other Incidentals, $(22) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(6) million;
4.GAAP Non-Controlling Interest (NCI) and Other includes non-controlling interest $(5) million and Other $(4) million;
5.GAAP diluted EPS is expected to include the adjustments noted above for PPA effects, Share-based Compensation, Restructuring and Other Incidentals in GAAP Operating Income (loss), the adjustment for Other financial expense, the adjustment for Non-controlling interest & Other and the adjustment on Tax due to the earlier mentioned adjustments.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to core operating performance, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) Income tax benefit (provision), (xi) Results relating to equity-accounted investees, (xii) Net income (loss) attributable to stockholders, (xiii) Earnings per Share - Diluted, (xiv)

EBITDA, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xv) free cash flow, trailing 12 month free cash flow and trailing 12 month free cash flow as a percent of Revenue. The non-GAAP information excludes, where applicable, the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, extinguishment of debt, foreign exchange gains and losses, income tax effect on adjustments described above and results from equity-accounted investments.

The difference in the benefit (provision) for income taxes between our GAAP and non-GAAP results relates to the income tax effects of the GAAP to non-GAAP adjustments that we make and the income tax effect of any discrete items that occur in the interim period. Discrete items primarily relate to unexpected tax events that may occur as these amounts cannot be forecasted (e.g., the impact of changes in tax law and/or rates, changes in estimates or resolved tax audits relating to prior year tax provisions, the excess or deficit tax effects on share-based compensation, etc.).
Conference Call and Webcast Information
The company will host a conference call with the financial community on Tuesday, April 30, 2024 at 8:00 a.m. U.S. Eastern Standard Time (EST) to review the first quarter 2024 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) brings together bright minds to create breakthrough technologies that make the connected world better, safer and more secure. As a world leader in secure connectivity solutions for embedded applications, NXP is pushing boundaries in the automotive, industrial & IoT, mobile, and communication infrastructure markets while delivering solutions that advance a more sustainable future. Built on more than 60 years of combined experience and expertise, the company has approximately 34,200 team members in more than 30 countries and posted revenue of $13.28 billion in 2023. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP's established supply chains; the impact of government actions and regulations, including restrictions on the export of US-regulated products and technology; increasing and evolving cybersecurity threats and privacy risks, including theft of sensitive or confidential data; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers to meet demand; our access to production capacity from third-party outsourcing partners, and any events that might affect their business or NXP’s relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and to successfully cooperate with our alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; global hostilities, including the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia and the continued hostilities and the armed conflict in the Middle East, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; the ability to maintain good relationships with NXP's suppliers; and a change in tax laws could have an effect on our estimated effective tax rate. In addition, this document contains information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Paige Iven
jeff.palmer@nxp.com                                paige.iven@nxp.com
+1 408 205 0687                                    +1 817 975 0602

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	March 31, 2024	December 31, 2023	April 2, 2023

Revenue	$3,126	$3,422	$3,121
Cost of revenue	(1,343)	(1,485)	(1,351)
Gross profit	1,783	1,937	1,770
Research and development	(564)	(651)	(577)
Selling, general and administrative	(306)	(311)	(280)
Amortization of acquisition-related intangible assets	(51)	(63)	(85)
Total operating expenses	(921)	(1,025)	(942)
Other income (expense)	(6)	(5)	(3)
Operating income (loss)	856	907	825
Financial income (expense):
Extinguishment of debt	—	—	—
Other financial income (expense)	(70)	(78)	(82)
Income (loss) before income taxes	786	829	743
Benefit (provision) for income taxes	(141)	(124)	(118)
Results relating to equity-accounted investees	(1)	(2)	(2)
Net income (loss)	644	703	623
Less: Net income (loss) attributable to non-controlling interests	5	6	8
Net income (loss) attributable to stockholders	639	697	615

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$2.49	$2.71	$2.37
Diluted	$2.47	$2.68	$2.35

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	256,567	257,285	259,576
Diluted	258,954	260,298	261,210

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	March 31, 2024	December 31, 2023	April 2, 2023
ASSETS
Current assets:
Cash and cash equivalents	$2,908	$3,862	$3,930
Short-term deposits	400	409	—
Accounts receivable, net	881	894	1,063
Inventories, net	2,102	2,134	1,977
Other current assets	603	565	387
Total current assets	6,894	7,864	7,357

Non-current assets:
Other non-current assets	2,338	2,289	2,095
Property, plant and equipment, net	3,304	3,323	3,123
Identified intangible assets, net	839	922	1,208
Goodwill	9,945	9,955	9,949
Total non-current assets	16,426	16,489	16,375

Total assets	23,320	24,353	23,732

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	954	1,164	1,002
Restructuring liabilities-current	68	92	27
Other current liabilities	1,906	1,855	2,186
Short-term debt	—	1,000	998
Total current liabilities	2,928	4,111	4,213

Non-current liabilities:
Long-term debt	10,178	10,175	10,169
Restructuring liabilities	9	9	7
Deferred tax liabilities	46	44	38
Other non-current liabilities	1,009	1,054	1,057
Total non-current liabilities	11,242	11,282	11,271

Non-controlling interests	321	316	299
Stockholders’ equity	8,829	8,644	7,949
Total equity	9,150	8,960	8,248

Total liabilities and equity	23,320	24,353	23,732

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	March 31, 2024	December 31, 2023	April 2, 2023
Cash flows from operating activities:
Net income (loss)	$644	$703	$623
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	235	269	283
Share-based compensation	115	107	99
Amortization of discount (premium) on debt, net	1	—	1
Amortization of debt issuance costs	2	2	2
Net (gain) loss on sale of assets	(2)	—	—
Results relating to equity-accounted investees	1	2	2
(Gain) loss on equity securities, net	2	—	1
Deferred tax expense (benefit)	(64)	(97)	(62)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	(25)	(20)	(138)
(Increase) decrease in inventories	32	6	(196)
Increase (decrease) in accounts payable and other liabilities	(102)	101	52
(Increase) decrease in other non-current assets	6	65	(33)
Exchange differences	3	7	5
Other items	3	(8)	(7)
Net cash provided by (used for) operating activities	851	1,137	632

Cash flows from investing activities:
Purchase of identified intangible assets	(32)	(44)	(42)
Capital expenditures on property, plant and equipment	(226)	(175)	(251)
Insurance recoveries received for equipment damage	2	—	—
Proceeds from the disposals of property, plant and equipment	2	—	—
Investment in short-term deposits	—	(409)	—
Proceeds of short-term deposits	9	—	—
Purchase of investments	(34)	(1)	(58)
Proceeds from the sale of investments	5	—	—
Net cash provided by (used for) investing activities	(274)	(629)	(351)

Cash flows from financing activities:
Repurchase of long-term debt	(1,000)	—	—
Dividends paid to common stockholders	(261)	(261)	(219)
Proceeds from issuance of common stock through stock plans	37	1	33
Purchase of treasury shares and restricted stock unit withholdings	(303)	(434)	(11)
Other, net	(1)	—	(1)
Net cash provided by (used for) financing activities	(1,528)	(694)	(198)

Effect of changes in exchange rates on cash positions	(3)	6	2
Increase (decrease) in cash and cash equivalents	(954)	(180)	85
Cash and cash equivalents at beginning of period	3,862	4,042	3,845
Cash and cash equivalents at end of period	2,908	3,862	3,930

Net cash paid during the period for:
Interest	38	83	54
Income taxes, net of refunds	198	221	294
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	2	—	—
Book value of these assets	—	—	—
Non-cash investing activities:
Non-cash capital expenditures	223	266	176

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions)	Three months ended
	March 31, 2024	December 31, 2023	April 2, 2023
GAAP Gross Profit	$1,783	$1,937	$1,770
PPA Effects	(12)	(13)	(13)
Restructuring	(3)	(13)	2
Share-based compensation	(15)	(14)	(13)
Other incidentals	(5)	(33)	(22)
Non-GAAP Gross Profit	$1,818	$2,010	$1,816
GAAP Gross margin	57.0%	56.6%	56.7%
Non-GAAP Gross margin	58.2%	58.7%	58.2%
GAAP Research and development	$(564)	$(651)	$(577)
Restructuring	(3)	(49)	(14)
Share-based compensation	(58)	(55)	(52)
Other incidentals	(1)	(1)	(1)
Non-GAAP Research and development	$(502)	$(546)	$(510)
GAAP Selling, general and administrative	$(306)	$(311)	$(280)
PPA effects	—	(1)	(1)
Restructuring	(1)	(22)	(6)
Share-based compensation	(42)	(38)	(34)
Other incidentals	(29)	(5)	(21)
Non-GAAP Selling, general and administrative	$(234)	$(245)	$(218)
GAAP Operating income (loss)	$856	$907	$825
PPA effects	(63)	(77)	(99)
Restructuring	(7)	(84)	(18)
Share-based compensation	(115)	(107)	(99)
Other incidentals	(39)	(44)	(44)
Non-GAAP Operating income (loss)	$1,080	$1,219	$1,085
GAAP Operating margin	27.4%	26.5%	26.4%
Non-GAAP Operating margin	34.5%	35.6%	34.8%
GAAP Income tax benefit (provision)	$(141)	$(124)	$(118)
Income tax effect	30	54	49
Non-GAAP Income tax benefit (provision)	$(171)	$(178)	$(167)

($ in millions)	Three months ended
	March 31, 2024	December 31, 2023	April 2, 2023
GAAP Net income (loss) attributable to stockholders	$639	$697	$615
PPA Effects	(63)	(77)	(99)
Restructuring	(7)	(84)	(18)
Share-based compensation	(115)	(107)	(99)
Other incidentals	(39)	(44)	(44)
Other adjustments:
Foreign exchange loss	(1)	(6)	(3)
Other financial expense	(5)	(3)	(3)
Income tax effect	30	54	49
Results relating to equity-accounted investees	(1)	(2)	(2)
Non-GAAP Net income (loss) attributable to stockholders	$840	$966	$834

GAAP net income (loss) per common share attributable to stockholders - diluted	$2.47	$2.68	$2.35
PPA Effects	(0.24)	(0.30)	(0.38)
Restructuring	(0.03)	(0.32)	(0.07)
Share-based compensation	(0.44)	(0.41)	(0.38)
Other incidentals	(0.15)	(0.17)	(0.17)
Other adjustments:
Foreign exchange loss	—	(0.02)	(0.01)
Other financial expense	(0.02)	(0.01)	(0.01)
Income tax effect	0.11	0.21	0.19
Results relating to equity-accounted investees	—	(0.01)	(0.01)
Non-GAAP net income (loss) per common share attributable to stockholders - diluted	$3.24	$3.71	$3.19

NXP Semiconductors
Table 5: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	March 31, 2024	December 31, 2023	April 2, 2023
GAAP Net income (loss)	$644	$703	$623
Reconciling items to EBITDA (Non-GAAP)
Financial (income) expense	70	78	82
(Benefit) provision for income taxes	141	124	118
Depreciation	145	167	160
Amortization	90	102	123
EBITDA (Non-GAAP)	$1,090	$1,174	$1,106
Reconciling items to adjusted EBITDA (Non-GAAP)
Results of equity-accounted investees	1	2	2
Restructuring	7	84	18
Share-based compensation	115	107	99
Other incidental items	39	44	42
Adjusted EBITDA (Non-GAAP)	$1,252	$1,411	$1,267
Trailing twelve month adjusted EBITDA (Non-GAAP)	$5,395	$5,410	$5,457

1) Excluding depreciation/amortization within:
–other incidental items	—	—	$2

($ in millions)	Three months ended
	March 31, 2024	December 31, 2023	April 2, 2023
Net cash provided by (used for) operating activities	$851	$1,137	$632
Net capital expenditures on property, plant and equipment	(224)	(175)	(251)
Non-GAAP free cash flow	$627	$962	$381
Trailing twelve month non-GAAP free cash flow	$2,933	$2,687	$2,638
Trailing twelve month non-GAAP free cash flow as percent of Revenue	22%	20%	20%